EXHIBIT 11

EAGLE FINANCIIAL SERVICES, INC. AND SUBSIDIARY

Computations of Weighted Average Shares Outstanding and Earnings Per Share (Shares Outstanding End of Month)


                1997                 1996                  1995
                Shares               Shares                Shares
                Outstanding          Outstanding           Outstanding
                                    (As Restated)         (As Restated)
               ------------          ------------        -------------

                 1,399,885             1,390,570             1,381,348
                 1,402,153             1,390,570             1,381,348
                 1,402,153             1,390,570             1,381,348
                 1,402,153             1,390,570             1,381,348
                 1,404,356             1,390,570             1,381,348
                 1,404,356             1,390,570             1,381,348
                 1,404,356             1,394,026             1,384,954
                 1,406,454             1,394,026             1,384,954
                 1,406,454             1,394,026             1,384,954
                 1,406,454             1,394,026             1,384,954
                 1,408,485             1,394,026             1,384,954
                 1,408,485             1,394,026             1,384,954
               ------------          -------------        -------------
                16,855,744            16,707,576            16,597,812
                        12                    12                    12
------------   ------------          -------------        -------------
Weighted
Average
Shares
Outstanding     1,404,645             1,392,298             1,383,152
------------   ------------          -------------        -------------
Net Income      1,112,012             1,311,337             1,260,690
------------   ------------          -------------        -------------
Earnings Per
Share, Basic
and Assuming
Dilution             0.79                  0.94                  0.91
------------   ------------          -------------        -------------



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